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                                                                   EXHIBIT 10.17


                        CONTINGENT STOCK GRANT AGREEMENT


March 16, 2000


[Name]
[Address]


Re: Grant of Restricted Stock

Dear [Mr./Ms.              ]:

Remington Oil and Gas Corporation (the "Company"), as part of its effort to benefit the Company and its stockholders by providing its employees with long-term stock-price dependent incentives, is pleased to make an award to you of shares of the Company's common stock. This award of restricted stock is being made to you in accordance with and subject to the terms of this Contingent Stock Grant Agreement (the "Agreement").

1. Number of Shares. The number of shares of restricted common stock of the Company you are awarded under this Agreement is [number of shares] (the "Award"). The Award is an amount equal to your annual base salary as of June 17, 1999, divided by the closing price of the Company's common stock on June 17, 1999.

2. Triggering the Award. In order for the Award to become effective, the closing price of the Company's common stock, as indicated on the applicable exchange or trading system, must exceed $10.42 per share for 20 consecutive business days prior to June 17, 2004 (the "Trigger Point"). If the Trigger Point is not achieved on or before June 17, 2004, the Award will not be effective and shall be null and void.

3. Vesting of the Award. (a) Except, as set forth in Paragraph 3(b) below, fifty percent of the Award shall vest on June 17, 2002, seventy-five percent of the Award will vest on June 17, 2003, and one hundred percent of the Award will vest on June 17, 2004. Except, under the circumstances discussed in Paragraph 3(b) below, even though the Award may become fully vested, the Trigger Point must be achieved for the Award to be effective.
     (b) For purposes of this Agreement, the term "Change in Control" shall have the meaning ascribed to it in the Company's 1997 Stock Option Plan, as may be amended from time to time (the "Plan"), herein included as Attachment I. In the event of a Change in Control, the Award shall become fully vested as of the date of the Change in Control. If the Change in Control occurs on the basis of circumstances described by Paragraphs 9(i), (iii), or (iv) of the Plan, the Award will trigger as of the date of the Change in Control. If the Change in Control is due to circumstances set forth in Paragraph 9(ii) of the Plan, the triggering of the Award, if any, will be governed by Paragraph 2 of this Agreement.

4. Award is of Restricted Stock. The shares of the Company's common stock subject to the Award are restricted securities under the rules and regulations of the Securities and Exchange Commission. On this basis, certificates representing the Award shares shall bear a restrictive legend prohibiting any disposition of the shares except in accordance with such rules and regulations.


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March 16, 2000
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5.   Continued Employment Required. In order for the Award to become effective, or for you to be vested in the Award, the Company or an affiliate of the Company must continuously employ you through the Trigger Point. Any termination or interruption of your employment with the Company or its affiliates, regardless of the reason, prior to the Trigger Point will cause the Award to be null and void.

6. Future Employment not Guaranteed. Neither this Agreement nor the Award represents a representation or guarantee of continued employment with the Company. You acknowledge that unless a separate written contract of employment exists between you and the Company, you are employed at the will of the Company. In the event you do have a separate written employment contract with the Company, you agree and acknowledge that neither this Agreement nor the Award are subject to any provision of such employment contract and, any provision of such employment contract notwithstanding, any rights under this Agreement or the Award do not survive termination or interruption of your employment with the Company prior to the Trigger Point.

7. Taxes Responsibility of Employee. You are responsible for any tax consequences of the Award, however, the Company shall withhold stock equal to all taxes required by any applicable law.

8. Modification of Agreement. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Company and you.

9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

11. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings with respect to such subject matter.

Please evidence your approval and acceptance of the terms and conditions of the Award by signing where indicated below.

                                              Sincerely,

                                              Remington Oil and Gas Corporation


                                              By:
                                                 -------------------------------
                                                     James A. Watt, President

Agreed and accepted:


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         [Name]

Date:
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